UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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SmartFinancial, Inc.
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5401 Kingston Pike, Suite 600
Knoxville, TN 37919
April 3, 2017
Dear fellow shareholder:
You are cordially invited to attend the annual meeting of shareholders of SmartFinancial, Inc. on May 18, 2017 at 6:30 p.m., local time, at the SmartBank Office, 202 Advantage Place, Knoxville, TN 37922.

At the meeting, you will be asked to vote on proposals to (i) elect as directors the 11 nominees named in the accompanying proxy statement; (ii) ratify the appointment of Mauldin & Jenkins, LLC as our independent registered public accountants for our fiscal year ending December 31, 2017; and (iii) consider other business as may properly come before the annual meeting or any adjournment of the meeting.

Pursuant to the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the internet. Accordingly, we will mail, on or before April 7, 2017, a Notice of Internet Availability of Proxy Materials (“Notice”) to our shareholders of record and beneficial owners as of the close of business on March 21, 2017, the record date for the meeting. On the date of mailing of the Notice, all shareholders and beneficial owners will have the ability to access all of the proxy materials on our website at www.smartbank.com.

The Notice will also identify (i) the date, time and location of the annual meeting; (ii) the matters to be acted upon at the annual meeting and the recommendation of our board of directors with regard to such matters; (iii) a toll-free telephone number, an email address, and a website where shareholders can request a paper or e-mail copy of the proxy statement and a form of proxy relating to the annual meeting; (iv) information about how to access and vote using the form of proxy; and (v) information about how to obtain directions to attend the annual meeting and vote in person. These proxy materials will be available free of charge.
Your vote is important. We encourage you to access and read the proxy materials and vote promptly. If you attend the annual meeting, you may vote in person even if you previously voted by proxy.
Thank you for your interest and support.
Sincerely,

William Y. Carroll, Jr. President and Chief Executive Officer	Wesley M. (Miller) Welborn Chairman

Important Notice Regarding the Availability of Proxy Materials

In accordance with rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of the proxy materials to each shareholder of record or beneficial owner, we are furnishing proxy materials, which include this proxy statement, to our shareholders over the internet. If you want to receive a paper or e-mail copy of these documents or documents for all future shareholder meetings, you must request one. There is no charge to you for requesting a copy. Please make your request by contacting Frank Hughes by phone at (423) 385-3009 or email at frank.hughes@smartbank.com on or before May 1, 2017 to facilitate timely delivery. You will not otherwise receive a paper or e-mail copy of these documents.

We have mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to you, which will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice also instructs you as to how you may submit your proxy over the internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

The Notice will be available to shareholders on or before April 7, 2017.

SMARTFINANCIAL, INC.
5401 Kingston Pike, Suite 600
Knoxville, TN 37919
April 3, 2017
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2017
General
Our board of directors is soliciting proxies for the 2017 annual meeting of shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. We encourage you to read it carefully. We are distributing this proxy statement on or about April 7, 2017. In this proxy statement, the terms “we,” “our,” “ours,” “us,” “SmartFinancial” and the “Company” refer to SmartFinancial, Inc. The term “SmartBank” refers to our wholly owned subsidiary and Tennessee banking corporation. The terms “board” and “board of directors” refer to the board of directors of SmartFinancial.

We do not know of any business that will be presented for consideration at the annual meeting other than the matters described in this proxy statement. This proxy statement is dated April 3, 2017, and is being mailed or otherwise made available to the shareholders of SmartFinancial on or about April 7, 2017, along with the form of proxy.

Voting Information
The board set March 21, 2017 as the record date for the annual meeting. Shareholders owning shares of our common stock at the close of business on that date are entitled to attend and vote at the annual meeting, with each share entitled to one vote. There were 8,207,091 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock entitled to vote at the annual meeting will constitute a quorum. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Many of our shareholders hold their shares through a stockbroker, bank, or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker or nominee, who is considered the shareholder of record with respect to those shares, is forwarding these materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the annual meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker, bank, or other nominee has enclosed or provided a voting instruction card for you to use to direct your broker, bank, or other nominee how to vote these shares.

If a share is represented for any purpose at the annual meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purpose of establishing a quorum. Therefore, valid proxies which are marked “Abstain” or “Withhold” or as to which no vote is marked, including broker non-votes (which are described below), will be included in determining the number of votes present or represented at the annual meeting.

When you sign the proxy card or submit your vote via the internet, you appoint William Y. Carroll, Jr. and Wesley M. (Miller) Welborn as your representatives at the annual meeting. Messrs. Carroll and Welborn will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Carroll and Welborn will vote your proxy for the election to the board of directors of the 11 nominees listed below under “Election of Directors,” and for the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2017. We are not aware of any other matters to be considered at the annual meeting. However, if any other matters come before the annual meeting, Messrs. Carroll and Welborn will vote your proxy on such matters in accordance with their judgment.
Broker Non-Votes
A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. The ratification of independent auditors is a routine matter. The election of directors is a non-routine matter.
Voting and Quorum Requirements at the Annual Meeting
In order to have a meeting of shareholders, it is necessary that a quorum be present. A quorum will be present if a majority of the shares of issued and outstanding common stock are represented at the annual meeting in person or by proxy. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.
Assuming that a quorum is present:

•
With respect to Proposal No. 1, the directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors. This means that the individuals who receive the highest number of votes are selected as directors up to the maximum number of directors to be elected at the annual meeting. We will not count abstentions, broker non-votes, or the failure to return a signed proxy as either for or against a director. Therefore, abstentions, broker non-votes, and the failure to return a signed proxy will have no impact on the election of a director.

•
With respect to Proposal No. 2, the proposal will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares of common stock voted against the matter. If a shareholder submits a proxy but does not specify how he or she would like it to be voted, then the proxy will be voted “FOR” the ratification of the appointment of our independent registered public accountants for the year ending December 31, 2017. We will not count abstentions, broker non-votes, or the failure to return a signed proxy as either for or against this proposal, so abstentions, broker non-votes, and the failure to return a signed proxy have no impact on the ratification of the appointment of our independent registered public accountants.

As to any other matter that may be properly brought before the annual meeting, your proxy will be voted as our board of directors may recommend. If our board of directors makes no recommendation, your proxy will be voted as the proxy holders named in your proxy card deem advisable. As of the date of this proxy statement, our board does not know of any other matter that is expected to be presented for consideration at the annual meeting.
You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. If you are the record holder of the shares, you may do this by (a) signing and delivering another proxy with a later date, (b) voting in person at the annual meeting, or (c) voting again over the internet or by telephone prior to 6:00 p.m. local time on May 16, 2017.

Solicitation of proxies
Solicitations of proxies may be made in person or by mail, telephone, or other means. We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our directors, officers, and employees may assist in soliciting proxies but will not receive additional compensation for doing so.

About the Merger of SmartFinancial and Cornerstone Bancshares, Inc.

Effective August 31, 2015 (the “Effective Time”), SmartFinancial, Inc., a Tennessee corporation formerly known as Cornerstone Bancshares, Inc. (the “Company”), completed its previously announced merger (the “Merger”) with legacy SmartFinancial, Inc., a Tennessee corporation (“Legacy SmartFinancial”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 5, 2014, by and among the Company, Legacy SmartFinancial, SmartBank, and Cornerstone Community Bank. At the Effective Time, Legacy SmartFinancial merged with and into the Company, with the Company as the surviving corporation and changing its name from “Cornerstone Bancshares, Inc.” to “SmartFinancial, Inc.” and relocating its corporate headquarters to Knoxville, Tennessee. The Company also changed the trading symbol of its common stock from “CSBQ” to “SMBK.” On February 26, 2016, the Company completed the merger of SmartBank and Cornerstone Community Bank. The combined subsidiary bank has been operating under the “SmartBank” name since this date.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees and Vote Required to Elect Nominees
The board of directors currently has 11 members all serving one year terms. Each of the directors’ terms expires at the annual meeting. Our current directors are:
Victor L. Barrett
Monique P. Berke
William (“Billy”) Y. Carroll, Jr.
William (“Bill”) Y. Carroll, Sr.
Frank S. McDonald
Ted C. Miller
David A. Ogle
Doyce G. Payne, M.D.
Wesley M. (“Miller”) Welborn
Keith E. Whaley, O.D.
Geoffrey A. Wolpert

The board of directors recommends that you elect the above 11 directors. If a quorum is present, the directors will be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the highest number of votes will be elected directors. Abstentions, broker non-votes, and the failure to return a signed proxy will have no effect on the outcome of the vote on this matter. If you submit a proxy but do not specify how you would like it to be voted, Messrs. Carroll and Welborn will vote your proxy to elect the 11 directors. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Messrs. Carroll and Welborn will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.
Information about the Directors
The following table shows for each director of SmartFinancial as of March 1, 2017: (1) his or her name; (2) his or her age; (3) how long he or she has been a director of SmartFinancial, Legacy SmartFinancial and/or SmartBank; (4) his or her position(s) with SmartFinancial or SmartBank, other than as a director, if any; and (5) his or her principal occupation and business experience for the past five years. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years.

Name (Age)	Director Since	Positions and Business Experience
Victor Lynn Barrett (64)	2007
Mr. Barrett is a co-founder of “The Track,” a family entertainment center with locations in Pigeon Forge, Tennessee, Destin, Florida, and Gulf Shores, Alabama, co-founded by Mr. Barrett in 1984. Mr. Barrett graduated from the University of Texas at El Paso with a Bachelor of Business Administration degree and a major in accounting, and became a licensed Certified Public Accountant. Prior to 1983, Mr. Barrett was employed by various oil-related companies in Houston, Texas with responsibilities in accounting and finance. Mr. Barrett brings SmartFinancial an extensive knowledge of the east Tennessee business community. Furthermore, we believe his accounting and finance experience, together with his leadership experience and business acumen, is beneficial to our board.

Monique P. Berke (50)	2014
Ms. Berke is Vice President of business transformation at CBL & Associates Properties, Inc, a position she has held since 2015. CBL & Associates is a developer and manager of retail shopping properties in the United States. Ms. Berke graduated from Stanford University with a Bachelor of Arts degree in Psychology and a Master of Business Administration. From 2012 to 2015 Ms. Berke was Vice President of Investment Operations for Unum Group, a global provider of financial protection benefits. From 2010 until 2012 she served as Vice President, Human Resources, Global Services for Unum. Prior to 2009, she owned and operated Berke Coaching & Consulting, providing consulting services to Fortune 500 companies. Ms. Berke has extensive experience in the financial services industry with specializations in human resources and operational effectiveness. She has served on several community non-profit boards and committees and is the recipient of many professional awards. Her corporate and consulting backgrounds add extensive experience to our board in matters concerning human resources, process and change management, and strategic planning.

William Y. (“Billy”) Carroll, Jr. (48)	2007
Mr. Carroll is the President and Chief Executive Officer of SmartBank and the President and Chief Executive Officer of SmartFinancial, positions he has held since 2007. A graduate of the University of Tennessee, he earned his bachelor’s degree in Business Administration. Following graduation, Mr. Carroll worked for Kraft CPAs in Nashville, Tennessee, earning his Certified Public Accountant certification. He joined Citizens National Bank in Sevierville, Tennessee in 1992 where he held various management positions, including Executive Vice President and Chief Financial Officer. He also served on that bank’s board of directors. Mr. Carroll is active in the community and served as past president of Sevier County High School Foundation; member of the Sevierville Planning Commission; president of the Sevier County’s University of Tennessee Alumni chapter; and numerous other local organizations. Mr. Carroll previously served on the board of the Federal Reserve Bank, Nashville branch. Mr. Carroll is the son of William (“Bill”) Carroll, Sr.

William (“Bill”) Carroll, Sr. (77)	2007
Mr. Carroll served as Chairman of the board of Legacy SmartFinancial starting in 2010 and as Chairman and Director of Business Development of SmartBank since its inception in 2007. Mr. Carroll began his banking career in 1963 at Hamilton National Bank in Knoxville. He joined Citizens National Bank when it opened in 1973, serving originally as its vice president and eventually as its President, Chief Executive Officer and Chairman of the Board. As CEO, Mr. Carroll led Citizens National Bank’s senior management team in all major decision making and led Citizens National Bank through a period of considerable growth. Mr. Carroll is a past President and board member of the Tennessee Bankers Association, the past President of Bank Administration Institute (Smoky Mountain Chapter), and past President of Ridgeway Life Insurance Company. Mr. Carroll is also a former member of the University of Tennessee board of trustees. Mr. Carroll is the father of Billy Carroll. In addition to his considerable knowledge of the east Tennessee business community, Mr. Carroll brings considerable strategic insight and management skills gained over the course of 50 years in banking.

Frank S. McDonald (65)	2005
Mr. McDonald has served as President of FMA Architects, PLLC, a Chattanooga based architectural firm, for more than 25 years. He graduated from University of Tennessee with a Bachelor of Arts in Architecture. Mr. McDonald’s extensive experience in the development and real estate industry assists the bank’s loan origination process and credit risk management. In addition, he has vast experience in board governance and has served as chairman of several non-profit organizations.

Ted Charles Miller (73)	2007
Mr. Miller is the president and partner of Dolly Parton Productions, positions he has held since 1986, and has over 51 years’ experience in tourism, recreation, development, and marketing of themed attractions. Mr. Miller is director and secretary at World Choice Investments, which owns and operates restaurant and entertainment venues in multiple states. He is a graduate of Reeds Springs, Missouri High School. Mr. Miller serves as vice chair of the Dollywood Foundation and the Imagination Library. Mr. Miller brings 50 years’ of marketing and strategic planning expertise along with business acumen and unique knowledge of the east Tennessee market.

David A. Ogle (59)	2007
Mr. Ogle earned his undergraduate degree from East Tennessee State University and has his master’s degree in Construction Science and Management from Clemson University. Mr. Ogle is a partner and co-founder of Five Oaks Development Group, which develops commercial real estate and tourism assets in east Tennessee. Mr. Ogle is also founder and sole stockholder in Five Oaks/Ogle, Inc., a commercial general contractor and real estate broker, which has completed over $100 million in commercial construction since 1990. Mr. Ogle is co-founder and president of Oaktenn, Inc., which is the owner/operator of five hotel properties in Sevier County and a Marriott franchise partner. Mr. Ogle is also co-founder and officer in Five Oaks Outlet Centers, Inc., which develops and owns shopping centers and commercial property primarily in Sevier and Knox counties. Mr. Ogle brings strong leadership skills for our board and has valuable experience in growing companies gained from his career in commercial real estate.

Doyce G. Payne, M.D. (66)	1997
Dr. Payne practiced obstetrics and gynecology in the Chattanooga area for more than twenty years prior to his redirecting his practice to international medical missions in 2003. He graduated undergraduate studies and medical school from the University of Florida. As a resident of Chattanooga, his knowledge of the Chattanooga market fits well with SmartFinancial’s strategy of focusing on Hamilton County as one of its core banking franchises. He also serves on the boards of several non-profit organizations.

Wesley M. (“Miller”) Welborn (58)	2005
Mr. Welborn is the chairman of the board of directors for SmartFinancial, a position he has held since 2009. Mr. Welborn is a former founding partner of the Lamp Post Group, a Chattanooga-based venture capital incubator, where he served as a partner from 2010 to 2015. Mr. Welborn has also served as president of Welborn & Associates, Inc., a Chattanooga based consulting firm specializing in transportation logistics, for more than ten years. Mr. Welborn has served on the boards of numerous trucking companies and associations, and is the former President and Chief Executive Officer of the transportation company Boyd Brothers Inc., a publicly traded trucking company. In addition, he served for two terms as a director of the Federal Reserve Bank of Atlanta’s Birmingham Branch. He also serves on the boards of several non-profit organizations. In addition to his banking experience, Mr. Welborn brings extensive knowledge of entrepreneurial business strategies and a deep knowledge of the Chattanooga market. Additionally, he provides valuable experience with public company purchase and sale transactions.

Keith E. Whaley, O.D. (46)	2007
Dr. Whaley founded Whaley Family Eyecare in Pigeon Forge, Tennessee in 1996, and he brings considerable knowledge of the Sevier County business community, one of the Bank’s core banking markets. Dr. Whaley attended the University of Tennessee, Chattanooga and the University of Tennessee. His earned his Bachelor of Science and his Doctor of Optometry from the Southern College of Optometry. Dr. Whaley brings strong leadership skills to our board, and he brings considerable knowledge of the Sevier County business community, one of SmartBank’s core banking markets.

Geoffrey A. Wolpert (61)	2007
Mr. Wolpert graduated from the University of South Carolina with a degree in business management. Mr. Wolpert has over thirty years’ experience in the hospitality industry, operating two successful restaurants in Gatlinburg, Tennessee. In 1991 Mr. Wolpert joined the board of directors of The First National Bank of Gatlinburg. Mr. Wolpert was on the executive committee of the board of directors when it merged with BankFirst, which ultimately became publicly traded on Nasdaq and was acquired by BB&T. As an entrepreneur and business owner with over two decades’ of service as a bank director, Mr. Wolpert brings extensive experience and leadership to the board.

Information about Executive Officers
The following table shows for each executive officer of SmartFinancial as of March 1, 2017, (other than Billy Carroll our chief executive officer and president who is also a director and is discussed above): (1) his or her name; (2) his or her age; (3) how long he or she has been an officer of SmartFinancial, Legacy SmartFinancial and/or SmartBank; (4) his or her position(s) with SmartFinancial or SmartBank; and (5) his or her principal occupation and business experience for the past five years.

Name (Age)	Officer Since	Positions and Business Experience
Gregory L. Davis (50)	2007

Mr. Davis is the Chief Lending Officer of SmartFinancial. Mr. Davis began his career as an examiner for the Tennessee Department of Financial Institutions. In 1998 Mr. Davis joined BB&T as its Vice President and Commercial Lender. Mr. Davis became Senior Vice President and the City Executive for BB&T in Sevier County and was responsible for coordinating documentation, credit analysis, and loan reviews for commercial lending as well as prospecting, deposit gathering, product sales, and officer training and coaching until he left BB&T in 2006. Mr. Davis is a 1988 graduate of the University of Tennessee.

Nathaniel F. Hughes (58)	1999
Mr. Hughes is the Company’s Executive Vice President and Investor Relations Officer and Investment Officer. He previously served as the President and Chief Executive Officer of Cornerstone Bancshares from November 2009 until its merger with Legacy SmartFinancial in 2015. He held various positions with Cornerstone Community Bank, including President and Chief Financial Officer and Chief Operating Officer prior to its merger with SmartBank. He has over 30 years’ experience in the banking and financial services industry, including expertise in finance and accounting. Mr. Hughes possesses extensive knowledge of SmartFinancial’s business and regulatory environment, including matters affecting public companies. As chief executive, he was intimately involved in Cornerstone Bancshares’ strategic vision and direction and interacts with key executives and constituents within and outside SmartFinancial. He also serves on the boards of several non-profit organizations.

C. Bryan Johnson (48)	2010
Mr. Johnson is Chief Financial Officer of SmartFinancial and SmartBank. Mr. Johnson is a graduate of the United States Military Academy at West Point with a Bachelor of Science in Economics, Mathematical. After college, he attended Officer Basic Training and Airborne School before serving as an Artillery Officer with the First Armored Division in Europe. Following a deployment to Bosnia as the Battalion Intelligence Officer, Mr. Johnson left the Army as a Captain. In 2000, Mr. Johnson received his J.D. and MBA in Finance from the University of Tennessee. Mr. Johnson has held the Chartered Financial Analyst Designation since 2000. Following graduate school, he joined Moon Capital Management, a registered investment advisor where he was primarily responsible for public company research. In addition, from 2002 to 2009 he taught senior level finance classes and a graduate accounting class at the University of Tennessee as an adjunct professor. He is a member of the CFA Society of East Tennessee and a member of the West Point Society of East Tennessee.

Rhett D. Jordan (45)	2013
Mr. Jordan is Chief Credit Officer of SmartFinancial and SmartBank, and he has worked in the banking industry for over 20 years. Prior to joining SmartBank, Mr. Jordan most recently served as the Senior Vice President & East Tennessee Area Credit Officer for Regions Bank in Knoxville, beginning in 2012, prior to joining SmartBank. He also served as the Executive Vice President and Chief Credit Officer for BankEast in Knoxville from 2009 to 2012 and assisted with BankEast's acquisition by U.S. Bank in the first quarter of March 2012. Mr. Jordan received his Bachelor of Science degree in Business Administration with a Management concentration from Samford University and his MBA from Spring Hill College in Mobile, Alabama.

Mr. Jordan previously served in various relationship management and credit roles throughout his banking career in the state of Alabama. Mr. Jordan is currently a member of the Risk Management Association, and is a past member of the Association of Financial Professionals and the United Way of East Tennessee Funds Allocation Committee. Mr. Jordan also served on various regional not for profit organization boards and committees during his banking career.

Name (Age)	Officer Since	Positions and Business Experience
Gary W Petty, Jr. (42)	2000
Mr. Petty has over twenty years’ experience in the banking industry. He currently serves as the Executive Vice President and Chief Risk Officer of SmartFinancial. Prior to Cornerstone Bancshares’ merger with Legacy SmartFinancial, Mr. Petty served Cornerstone Bancshares in several leadership roles, including Chief Financial Officer and Chief Operating Officer of Cornerstone Community Bank and Senior Vice President of Cornerstone Community Bank, and as Vice President/Internal Auditor. Mr. Petty received his undergraduate degree in Economics from the University of Georgia and a Master of Accountancy degree from the University of Tennessee at Chattanooga.

Family Relationships
Billy Carroll, the Chief Executive Officer and President of the Company is the son of Bill Carroll, who is the Vice Chairman of the board of directors and Director of Business Development of SmartBank.
Certain Other Related Transactions
Loans to Directors and Officers: SmartFinancial has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with its directors (including independent directors) and executive officers, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. These loans are made on substantially the same terms (including interest rates and collateral) as those available at the time for comparable transactions with persons not related to SmartFinancial and did not involve more than the normal risk of collectability or present other unfavorable features. In addition, SmartFinancial is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. SmartFinancial is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies. The aggregate principal amount of loan exposure outstanding to SmartFinancial’s directors, executive officers, and their respective affiliates was approximately $15.2 million as of December 31, 2016.
Policies and Procedures for the Approval of Related Person Transactions. The charter of the Audit Committee provides that it must approve all transactions between SmartFinancial and related parties, as defined in applicable SEC rules and regulations. In accordance with this responsibility, the Audit Committee on a timely basis reviews and, if appropriate, approves all related party transactions. At any time in which an executive officer, director or nominee for director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related party transaction, such person is expected to notify the chairperson of the Audit Committee of the transaction. Generally, the chairperson of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related party transaction requiring approval by the Audit Committee. If the transaction is considered to be a related party transaction, then the Audit Committee will review the transaction and, in deciding whether to approve the transaction, will consider the factors it deems appropriate under the circumstances, including, but not limited to, the following:

•	The approximate dollar amount involved in the transaction, including the amount payable by or to the related person;

•	The nature of the interest of the related person in the transaction;

•	Whether the transaction may involve a conflict of interest;

•
Whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances; and

•	The purpose of the transaction and any potential benefits to the Company.

•
In addition to the Audit Committee’s written responsibility, as mandated by the Audit Committee’s charter, to approve related party transactions, the Company also has other written policies and procedures for approving and monitoring related third party transactions.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES NAMED ABOVE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the company with respect to beneficial ownership of the company’s common stock as of March 1, 2017 for (i) each director and nominee, (ii) each holder of 5.0% or greater of the company’s common stock, (iii) the company’s named executive officers, and (iv) all named executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of SmartFinancial, Inc., 5401 Kingston Pike, Suite 600, Knoxville, TN 37919.

Name	Number of SmartFinancial Shares Owned	Right to Acquire (3)	% of Beneficial Ownership As of March 1, 2017 (4)
Board of Directors: (1,2)
Victor L. Barrett	172,000	0	2.10%
Monique P. Berke	4,012	513	*
Bill Carroll	110,800	0	1.35%
Billy Carroll	69,100	0	*
Frank S. McDonald	3,815	7,676	*
Ted C. Miller	125,747	0	1.53%
David A. Ogle	258,047	0	3.14%
Doyce G. Payne, M.D.	43,674	7,676	*
Wesley M. Welborn	58,849	7,676	*
Keith E. Whaley, O.D.	76,742	0	*
Geoffrey A. Wolpert	193,682	0	2.36%
All current directors and named executive officers as a group (11 persons)	1,116,468	23,541	13.87%

Persons known to the Company who own more than 5% of the outstanding shares of Company Common Stock:
EJF Capital LLC (5) 2107 Wilson Boulevard, Suite 410 Arlington, VA 22201	431,659	0	5.26%

*Less than 1%

(1)
Each person is the record owner of and has voting power and investment power with respect to his or her shares. Additionally, the address for each person listed is 5401 Kingston Pike, Suite 600, Knoxville, TN 37919.

(2)
As of March 1, 2017, the following individuals have pledged the following amounts of their common shares beneficially owned to secure lines of credit or other indebtedness: Mr. Billy Carroll 15,750 shares and Mr. Ogle 39,150.

(3)	Includes shares that may be acquired within the next 60 days as of March 1, 2017, by exercising vested stock options but does not include any unvested stock options.

(4)
For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options or warrants. For the directors and executive officers as a group and the current and prospective directors and executive officers as a group, these percentages are determined by assuming that each director or executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 8,207,091 shares of SmartFinancial common stock outstanding on March 1, 2017.

(5)	The beneficial ownership is derived from a Schedule 13G filed by the reporting person with the Securities and Exchange Commission on February 6, 2017.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Our business is managed by its employees under the direction and oversight of the board. Board members are kept informed of SmartFinancial’s business through discussions with management, materials provided to them by management and their participation in board and board committee meetings.
Board Composition and Director Independence
The board is comprised of eleven directors. The board has determined that each of its members are independent as defined by the listing standards of the NASDAQ Stock Market, with the exception of the following directors, which the board has determined are not independent: Mr. Billy Carroll, Mr. Bill Carroll, and Mr. Welborn.
The board has four standing committees: the audit committee, the compensation committee, the nominating committee, and the corporate governance committee. The board limits membership on the audit committee, the compensation committee, the nominating committee, and the corporate governance committee to independent directors as defined by the NASDAQ listing standards and the rules and regulations of the SEC. The standing committees advise the board on policy origination and plan administrative strategy and assure policy compliance through management reporting from areas under their supervision.
Board Leadership Structure
Currently Mr. Welborn serves as the chairman of the board, Mr. Bill Carroll serves as vice chairman, and Mr. Billy Carroll serves as our chief executive officer and president. David Ogle has been appointed by the board to serve as the lead independent director. The lead independent director provides leadership to and reports to the board focused on enhancing effective corporate governance, provides a source of board leadership complementary to, collaborative with and independent of the leadership of the chairman and chief executive officer, and promotes best practices and high standards of corporate governance.

Under the terms of the Merger Agreement, for a period of not less than three years after the effective time of the Merger, Mr. Welborn shall serve as chairman and Mr. Bill Carroll shall serve as vice chairman of the board of directors of SmartFinancial, subject to such individuals’ annual election or appointment to the board of directors.
Risk Oversight
Oversight of risk management is a central focus of the board and its committees. The full board regularly receives reports both from committees and from management with respect to the various risks facing the company, and oversees planning and responding to them as appropriate. The audit committee currently has primary responsibility for oversight of financial risk and for oversight of the company’s risk management processes, including those relating to litigation and regulatory compliance. Under its charter, the audit committee is required to discuss the company’s risk assessment and risk management policies and to inquire about any significant risks and exposures and the steps taken to monitor and minimize such risks. The compensation committee is chiefly responsible for compensation-related risks. Under its charter, the compensation committee must discuss and review the key business and other risks the company faces and the relationship of those risks to certain compensation arrangements. Each of these committees receives regular reports from management concerning areas of risk for which the committee has oversight responsibility.
Code of Conduct
The Company has adopted a Code of Conduct, which contains provisions consistent with the SEC’s description of a code of ethics, which applies to its directors, officers and employees, including its principal executive officers, principal financial officer, principal accounting officer, controller, and persons performing similar functions. The purpose of the Code of Conduct is, among other things, to provide written standards that are reasonably designed to deter wrongdoing and to: (1) promote honest and ethical conduct; (2) provide full, fair, accurate, timely and understandable disclosure in reports and documents that SmartFinancial files with the SEC and other public communications by SmartFinancial; (3) assure compliance with applicable governmental laws, rules and regulations; (4) require prompt reporting of any violations of the Code of Conduct; and (5) establish accountability for adherence to the Code of Conduct. Each director is required to read and certify annually that he or she has read, understands and will comply with the Code of Conduct. The Company’s Code of Conduct is available on SmartFinancial’s website at www.smartbank.com in the Investors area.
Meetings of the Boards of Directors
In 2016, the SmartFinancial, Inc. board held six meetings and SmartBank board held 12 meetings. All directors attended at least 75% of the aggregate total number of the bank’s and holding company’s board meetings, and meetings of the bank and holding company board committees on which they served (to the extent held during the period for which the director had been a member of the board(s) or a member of such board committees). The company does not have a policy for director attendance at annual meetings. Six of our directors were present at the 2016 annual shareholders’ meeting.
Audit Committee
The audit committee selects and engages SmartFinancial’s independent registered public accounting firm each year. In accordance with its charter, the audit committee, among other things, reviews SmartFinancial’s financial statements, the results of internal auditing, financial reporting procedures, and reports of regulatory authorities, and it regularly reports to the board with respect to all significant matters presented at meetings of the audit committee.

The charter of the audit committee is available on our website at www.smartbank.com in the Investors area. The audit committee is comprised of six non-employee directors: Victor L. Barrett, who serves as chair of the committee, Monique P. Berke, Ted C. Miller, Geoffrey A. Wolpert, Doyce G. Payne, M.D., and Keith E. Whaley O.D., each of whom is “independent” as defined by the NASDAQ listing standards and the rules and regulations of the SEC.

The board of directors has determined that the committee chair, Victor L. Barrett, meets the SEC criteria for an “audit committee financial expert.” The board of directors believes that each of the current members of the audit committee has education and/or employment experience that provides them with appropriate financial sophistication to serve on the Committee. In 2016, the audit committee met four times. In addition to these full meetings, the committee reviews and approves for issuance or filing the Company’s earnings releases and periodic reports to be filed with the SEC and it usually meets by telephone conference to discuss those documents.

Nominating Committee

The nominating committee is responsible for: assisting, advising and making recommendations to the board on the identification, selection, and recommendation of qualified individuals to become board members; selecting and recommending that the board approve the director nominees for the annual meeting of shareholders; developing and recommending a board committee structure and recommending the membership and chairs of committees; overseeing the evaluations of the board; and overseeing the succession planning for the chief executive officer. The charter for the nominating committee can be viewed on our website at www.smartbank.com in the Investor Relations area.
The nominating committee identifies nominees for the board by first evaluating the current board members willing to continue serving as directors. Current board members with skills and experience that are relevant to our business and who are willing to continue their service are first considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining new skills, backgrounds and perspective, in light of our developing needs. If a vacancy exists, the committee solicits suggestions for director candidates from a number of sources, which can include other board members, management, and individuals personally known to members of the board.
Pursuant to our guidelines for selecting potential new board members, in selecting and evaluating persons to recommend to the board as nominees for director, the nominating committee strives to select persons who have high integrity and relevant experience and who bring a diverse set of appropriate skills and backgrounds to the board. In this regard, the nominating committee also gives consideration to matching the geographic base of candidates with the geographic coverage of the company, and to diversity on the board that reflects the community that we serve. The nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under NASDAQ’s listing standards. These factors are subject to change from time to time.
The nominating committee also evaluates candidates for nomination to the board who are recommended by shareholders. Shareholders who wish to recommend individuals for consideration by the nominating committee to become nominees for election to the board may do so by submitting a written recommendation to SmartFinancial’s Secretary at its executive offices. Submissions must include certain information relating to such person that would indicate such person’s qualification to serve on the board, including that information set forth in our bylaws and such other information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934. The nominating committee will consider recommendations received by a date not later than 120 days before the anniversary date of the mailing of our proxy materials in connection with the prior year’s annual meeting of stockholders for nomination at the next annual meeting. The nominating committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
There is no difference in the manner in which the nominating committee evaluates candidates for membership on the board based on whether such candidate is recommended by a shareholder, the nominating committee, a director or by any other source. No submission for board nominees by a shareholder was received by the company with respect to the annual meeting.
The nominating committee is comprised of David A. Ogle, the chairman, Victor L. Barrett, Frank S. McDonald, Doyce G. Payne, M.D., and Geoffrey A. Wolpert. Each member of the committee is independent, as determined under the definition of independence set forth in NASDAQ’s rules and listing standards. During 2016, the nominating committee met one time.
Corporate Governance Committee

The corporate governance committee is responsible for: assisting, advising and making recommendations to the board on corporate governance matters, including the drafting, reviewing, and adoption of corporate governance guidelines and procedures, and overseeing adherence to corporate governance policies, and recommending to the board appropriate responses to any violations of the corporate governance guidelines. The corporate governance committee is in charge of conducting an annual review of the board and of each committee in order to identify any potential functional improvements and ensure compliance with corporate governance policies. The charter for the corporate governance committee can be viewed on our website at www.smartbank.com in the Investor Relations area.
The corporate governance committee is comprised of Monique P. Berke, the chairperson, Ted C. Miller, Frank S. McDonald, and Keith E. Whaley O.D. Each member of the committee is independent, as determined under the definition of independence set forth in NASDAQ’s rules and listing standards. During 2016, the corporate governance committee met four times.
Human Resources and Compensation Committee

The human resources and compensation committee assists, advises and makes recommendations to the board on executive and director compensation matters, including evaluating and recommending to the board compensation and benefit plans for executives and directors of SmartFinancial, as well as evaluating the performance of SmartFinancial’s executives. The human resources and compensation committee also has been delegated responsibility for making certain compensation decisions relating to SmartFinancial’s executives and under SmartFinancial’s equity compensation plans. The human resources and compensation committee solicits the recommendation of our chairman and chief executive officer and our president with respect to compensation determinations concerning the other executive officers of SmartFinancial, but does not delegate its authority with respect to compensation matters to any other person. The human resources and compensation committee also reviews all human resources policies and ensures that the personnel needs of SmartFinancial are being met.

The human resources and compensation committee also may request others, including compensation consultants and legal counsel, to attend meetings or to provide relevant information to assist the committee in its work. In this connection, the human resources and compensation committee has the authority to retain compensation and benefits consultants and legal counsel used to assist the committee in fulfilling its responsibilities.

The charter for the committee can be viewed on our website at www.smartbank.com in the Investors area.

The human resources and compensation committee is comprised of David A. Ogle, chairman, Victor L. Barrett, Frank S. McDonald, Doyce G. Payne, M.D., and Geoffrey A. Wolpert. Each member of the committee is independent, as determined under the definition of independence set forth NASDAQ’s rules and listing standards. During 2016, the compensation committee met five times.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table and Narrative for Fiscal Year 2016

The following table shows the compensation SmartFinancial paid for the years ended December 31, 2015 and 2016 to its two chief executive officers in the year ended 2016, our next two highly compensated executive officers who earned over $100,000 for the year ended 2016, and our chairman of the board of directors (collectively, the “Named Executive Officers”).

Name and principal position	Year	Salary($)	Bonus ($)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Billy Carroll, Jr.,(1)(5) President and	2016	312,000	-	-	-	25,000	-	87,999	424,999
Chief Executive Officer	2015	300,000	-	-	-	25,000	-	75,137	400,137
Bill Carroll, Sr., (1)(6) Vice-Chairman	2016	234,000	-	-	-	18,750	-	73,171	325,921
and Director of Business Development	2015	225,000	-	-	-	7,638	-	61,046	293,685
Wesley M. (Miller) Welborn, (2)(7)	2016	234,000	-	-	-	-	-	51,673	285,673
Chairman	2015	64,705	-	46,279	12,618	-	-	72,906	196,508

(1)
For 2015, compensation includes amounts paid by Legacy SmartFinancial from January 1, 2015 to August 31, 2015 (the effective date of the Merger), and amounts paid by the Company from August 31, 2015 through December 31, 2015.

(2)
For 2015, compensation reflects amounts paid by Legacy Cornerstone from January 1, 2015 to August 31, 2015 (the effective date of the Merger), and amounts paid by the Company from August 31, 2015 through December 31, 2015.

(3)	Stock Awards – Amounts in this column reflect the aggregate grant date fair value of common stock awards in 2016 and 2015.

(4)
Option Awards -The amounts in this column reflect the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Fiscal 2015 option awards were made on September 30, 2015 with a Black-Scholes value of $12.31 per share. A more detailed discussion of the assumptions used in the valuation of option awards made in fiscal 2015 based on performance during 2014 and 2015 may be found in Note 14 to the financial statements included with our annual report on Form 10-K which accompanies this proxy statement. Options acquired pursuant to option grants must generally be held at least two years before partial vesting is possible.

(5)
Other compensation to Mr. Carroll, Jr. includes board fees of $25,250 in 2015 and $34,500 in 2016, medical costs of $4,239 in 2015 and 6,728 in 2016, other miscellaneous benefits of $2,279 in 2015 and $2,291 in 2016, employer contributions to 401(k) plan of $10,600 in 2015 and $10,377 in 2016, company provided vehicle value of $5,769 in 2015, an auto allowance of $6,104 in 2016, HRA funds of $2,000 in 2015 and $3,000 in 2016, and club memberships of $25,000 in each of 2015 and 2016.

(6)
Other compensation to Mr. Carroll, Sr. includes board fees of $20,250 in 2015 and $32,000 in 2016, medical costs of $4,239 in 2015 and $4,478 in 2016, other miscellaneous benefits of $2,279 in 2015 and $2,291 in 2016, employer contributions to 401(k) plan of $9,278 in 2015 and $8,919 in 2016, $483 in HRA funds in 2016, and club memberships of $25,000 in each of 2015 and 2016.

(7)
Other compensation to Mr. Welborn includes board fees of $72,792 in 2015 and $34,500 in 2016, medical costs of $6,000 in 2016, other miscellaneous benefits of $2,291 in 2016, employer contributions to 401(k) plan of $8,769 for 2016, and $114 paid in life insurance premiums in 2016.

Group benefit package – All Company associates, including the Named Executive Officers, participate in the Company’s group benefit package which includes customary medical and dental benefits, group life insurance, group disability, healthcare and dependent care reimbursements plans, 401k plan. Each Named Executive Officer receives an allotment of 20 days for paid time off each year (excluding holidays) with the exception of Billy and Bill Carroll who have 25 days. The company does not provide sick leave for any associate, including the Named Executives Officers. Additionally, associates, including Named Executive Officers are not permitted to carryover unused paid time off into a subsequent fiscal year.

Outstanding Equity Awards at Fiscal Year-End
The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals who were executives of SmartFinancial in 2016 and named in the Summary Compensation Table as of December 31, 2016, as well as the related exercise prices and expiration dates. Options are granted pursuant to SmartFinancial’s stock option plan.

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Billy Carroll, Jr.(1)	84,000	0	--	9.52	02/22/2017	--	--	--	--
	8,042	0	--	10.48	06/24/2020	--	--	--	--
Bill Carroll, Sr.(1)	84,000	0	--	9.52	02/22/2017	--	--	--	--
	8,042	0	--	10.48	06/24/2020	--	--	--	--
Wesley M. (Miller) Welborn	400 513 2,500 1,250 2,500 513	0 0 0 0 0 512	--	31.96 14.40 6.60 9.48 9.60 15.05	2/29/2018 2/29/2019 2/29/2022 2/29/2023 2/29/2024 9/29/2025	--	--	--	--

(1)	Messrs. Carroll, Jr. and Carroll, Sr. exercised all of the option awards listed in this table in connection with our public offering closed on January 30, 2017.

Employment Agreements

Miller Welborn, as chairman of the board of directors, does not have an employment agreement with the Company. SmartFinancial maintains employment agreements with its executive officers other than the chairman, including Bill Carroll and Billy Carroll. Both of the employment agreements for these named executive officers contain provisions for an annual base salary, the opportunity to achieve incentive compensation, and the following provisions, among others:

Compensation. Under the employment agreements, the officers receive salaries that will be reviewed by the compensation committee at least annually. In 2016, Mr. Billy Carroll received a base salary of $312,000, and Mr. Bill Carroll received a base salary of $234,000. In addition to salary, the officers are eligible for annual bonuses and may receive a cellular phone allowance, business and professional education expenses, paid vacation, and any other benefits, including, without limitation, retirement plan and health, dental, life, and disability insurance benefits, as may be available from time to time to similarly situated employees of the Company. Additionally, Mr. Billy Carroll has use of a bank-owned automobile; and Mr. Billy Carroll and Mr. Bill Carroll receive an annual allowance for club memberships.

Term. The terms of the agreements with Messrs. Bill Carroll and Billy Carroll extend for three years. The agreements automatically renew for additional one-year terms unless either party gives written notice to the other party of the party’s intent not to renew the agreement at least 60 days prior to the end of the initial term or then-current renewal term.

Severance Pay. Bill Carroll’s and Billy Carroll’s employment agreements provide if the Company terminates without cause or if the officer terminates his employment agreement for cause, then the officer will be entitled to one times the officer’s then-current annual base salary and, for a period of up to 12 months following such termination, the officer, and the officer’s spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company’s medical plan, subject to certain conditions. If the Company terminates an officer’s employment agreement with cause or the employee terminates the agreement without cause, then the officer will not be entitled to any post-termination compensation or benefits.

Restrictive Covenants. The employment agreements contain provisions restricting the officer’s ability to compete, either directly or indirectly, with SmartFinancial or SmartBank within a 75-mile radius of any banking office maintained by either entity during the period of such officer’s employment and for a period 12 months following the termination of the officer’s employment. The restrictions on the officer’s ability to compete with SmartFinancial and/or SmartBank apply to the former employee for the period of time in which the employee is entitled to receive any severance benefit. The employment agreements also contain provisions restricting the employee’s ability to solicit customers or employees of SmartFinancial and/or SmartBank during the period of such officer’s employment and for a period of 12 months after the termination of the officer’s employment, or to make any untruthful statement that could reasonably be perceived to disparage SmartFinancial and/or SmartBank during the period of such officer’s employment and for a period of two years thereafter.
Severance on Change of Control. Bill Carroll’s and Billy Carroll’s employment agreements provide if within 12 months following any change of control such named executive officer is terminated by the employer (or their successor(s)), as applicable,) without cause, the executive officer shall receive as liquidated damages a severance payment equal to two times the executive officer’s annual base salary as of the date of termination in one lump sum payment. Additionally, the employer shall reimburse such named executive officer for the reasonable cost of premium payments paid by such named executive officer to continue then-existing health insurance coverage for 12 months or until officer obtains employment providing health insurance benefits.

DIRECTOR COMPENSATION

In 2016, each non-employee director of SmartFinancial received an amount of $1,250 per meeting attended and $250 per committee meeting attended through February 2016, and after that date, non-employee directors received an amount of $1,750 per meeting and $750 per committee meeting attended. Members of the SmartBank board of directors, including employee-directors, received $1,250 per meeting attended and $250 per committee meeting attended through February2016, and after that date, directors received an amount of $1,750 per meeting and $750 per committee meeting attended.  The following is a summary of the compensation paid to SmartFinancial directors for 2016, and includes fees received as directors of SmartBank, as the case may be. Messrs. Bill Carroll, Billy Carroll, and Welborn are not included in the table below; their compensation is detailed in the summary compensation table for Named Executive Officers above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Victor L. Barrett	47,500	--	--	--	--	--	47,500
Monique P. Berke	35,750	--	--	--	--	--	35,750
Frank S. McDonald	37,500	--	--	--	--	--	37,500
Ted C. Miller	45,000	--	--	--	--	--	45,000
David A. Ogle	43,500	--	--	--	--	--	43,500
Doyce G. Payne, M.D.	37,500	--	--	--	--	--	37,500
Keith E. Whaley, O.D.	38,000	--	--	--	--	--	38,000
Geoffrey A. Wolpert	37,000	--	--	--	--	--	37,000

2017 Director Compensation

The board of directors will receive the same compensation in 2017, subject to adjustment as the board sees fit in conjunction with the advice of the compensation committee. There has not been an increase in director fees in 2017 as of the date of this report.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who beneficially own more than 10% of our common stock file with the SEC certain reports, and furnish copies thereof to us, with respect to each such person’s beneficial ownership of our equity securities. Based solely upon a review of the copies of the reports furnished to us and certain representations of these persons, all of these persons timely complied with the applicable reporting requirements. There were no late filings in 2016.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
The audit committee of our board has selected Mauldin & Jenkins, LLC as independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2017. The Audit Committee recommends that shareholders vote in favor of ratification of such appointment. There are no affiliations between the Company and Mauldin & Jenkins, its partners, associates or employees, other than those which pertain to the engagement of Mauldin & Jenkins in the previous year as independent auditors for the Company and for certain permitted consulting services. Mauldin & Jenkins has served as the Company’s independent auditor since 2013.
Shareholder approval of the selection of Mauldin & Jenkins as our independent auditors is not required by law, by our bylaws, or otherwise. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment and compensation of the independent auditors and for oversight of the audit work. The committee will consider the results of the shareholder vote on this proposal and, in the event of a negative vote, will reconsider its selection of Mauldin & Jenkins, but is not bound by the shareholder vote.
Even if Mauldin & Jenkins’s appointment is ratified by the shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its shareholders. A representative of Mauldin & Jenkins is expected to attend the annual meeting and that representative will have the opportunity to make a statement, if he or she desires to do so, and to answer appropriate questions.
Audit and Non-Audit Fees
The following table presents the aggregate fees billed to (Legacy) SmartFinancial for professional services rendered by Mauldin & Jenkins for the fiscal years ended December 31, 2015 and December 31, 2016:

Services	2015(1)	2016
Audit Fees	$264,800	$271,400
Audit Related Fees	16,000	0
Tax Fees	51,700	27,000
All Other Fees	0	0
	$332,500	$298,500

(1)	2015 includes billings to Cornerstone subsequent to September 1, 2015.

The charter of the audit committee provides that the duties and responsibilities of the audit committee include the pre-approval of all services that may be provided to SmartFinancial by the independent accountants whether or not related to the audit. In fiscal years 2015 and 2016, these fees described above were approved by the audit committee.
This vote will be approved if it receives the affirmative vote of the majority of the shares of common stock present at the annual meeting, in person, or represented by proxy and entitled to vote on this proposal that are voted “for” or “against” the matter. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF MAULDIN & JENKINS, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2017.

Audit Committee Report
The Audit Committee of the board of directors oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, the qualifications of the public accounting firm engaged as the Company’s independent auditor and the performance of the Company’s internal and independent auditors. The committee’s function is more fully described in its board approved charter, available on our website: www.smartbank.com. The committee reviews that charter on an annual basis. The board annually reviews the NASDAQ listing standards’ definition of “independence” for audit committee members and applicable SEC rules related to audit committee member independence and has determined that each member of the Audit Committee meets those standards.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management must adopt accounting and financial reporting principles, internal controls and procedures that are designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee met with management regularly during the year to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors. The Committee also discussed with the Company’s senior management and independent auditors the process used for certifications by the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, which are required for certain of the Company’s filings with the SEC.
The Audit Committee is responsible for hiring and overseeing the performance of the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Mauldin & Jenkins has served as the independent public accountants for the Company and Legacy SmartFinancial since June 1, 2013; previously, Hazlett, Lewis & Bieter, PLLC served as independent public accountants for the Company and Legacy SmartFinancial until the merger of Hazlett, Lewis & Bieter, PLLC with and into Mauldin & Jenkins in 2013. In accordance with NASDAQ Rule 5605, Mauldin & Jenkins is registered as a public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”).
The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2016, with management. The committee also met separately with both management and Mauldin & Jenkins to discuss and review those financial statements and reports prior to issuance. Management has represented, and Mauldin & Jenkins has confirmed to the committee, that the financial statements were prepared in accordance with generally accepted accounting principles.
The Audit Committee received from and discussed with Mauldin & Jenkins the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees), as amended and as adopted by the PCAOB in Rule 3200T. The Committee has received the written disclosure and the letter from Mauldin & Jenkins required by applicable requirements of the PCAOB regarding independence and has discussed with Mauldin & Jenkins the auditor’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016.
Submitted by the Audit Committee:
Victor L. Barrett, chair
Monique P. Berke
Ted C. Miller
Doyce G. Payne, M.D.
Geoffrey A. Wolpert
Keith E. Whaley O.D.

OTHER MATTERS
We know of no other matters to be submitted to the shareholders at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as our board may recommend, or, in the absence of a recommendation, as such persons deem advisable. Discretionary authority with respect to such matters is granted by execution of the enclosed proxy.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
FOR 2017 ANNUAL MEETING
Shareholders who, in accordance with SEC Rule 14a-8, wish to present proposals for inclusion in our proxy statement and form of proxy for our next annual meeting must submit their proposals so that they are received by us at our principal executive offices, addressed to our Corporate Secretary, no later than December 11, 2017. Shareholder proposals not submitted for inclusion in next year’s proxy statement and form of proxy, but instead sought to be presented directly at our next annual meeting of shareholders, may be brought before the annual meeting so long as we receive notice of the proposal, addressed to the Corporate Secretary, at our principal executive offices, no later than December 11, 2017. If received after such date, such proposals will be considered untimely. Unless we receive notice in the manner and by the dates specified above, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our next annual meeting of shareholders.
ANNUAL REPORT
A copy of our annual report for our fiscal year ended December 31, 2016 has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.
FORM 10-K
We filed an annual report on Form 10-K with the SEC on March 31, 2017. Shareholders may obtain a copy of our annual report, including any amendments thereto, without charge, by writing to our corporate secretary at our principal executive offices, located at 5401 Kingston Pike, Suite 600, Knoxville, TN 37919.